UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 25, 2025

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Collective Bargaining Agreement

On September 25, 2025, Perma-Fix Environmental Services, Inc.’s (the “Company”) wholly owned subsidiary, Perma-Fix Northwest Richland, Inc. (“PFNW”), entered into a Collective Bargaining Agreement (the “CBA”), with the United Association of Plumbers and Steamfitters Local Union 598 (the “Union”), to become effective October 1, 2025. The CBA covers seventy-one (71) production employees (“Covered Employees”) at the Company’s PFNW facility, and its purpose is to attempt to maintain a skilled and stabilized labor force for its waste treatment operations.

The CBA generally governs, among other things, the Covered Employees’ compensation, vacation/holiday/sick pay, and working conditions. The CBA provides for annual base hourly wage increases for Covered Employees equal to one percent (1%) plus the annual percentage change in the Consumer Price Index for All Urban Consumers (CPI-U), Western Region Average. The Company will continue to offer its healthcare benefits and 401k plan to the Covered Employees under the CBA.

The term of the CBA is October 1, 2025 through October 1, 2030, and the CBA renews automatically on an annual basis thereafter, unless either PFNW or the Union gives written notice at least sixty (60) days prior to October 1, 2030 of its intent to modify or terminate the CBA.

Item 1.02 – Termination of a Material Definitive Agreement.

Employment Agreements

Each of the Company’s executive officers: Mark Duff, President and Chief Executive Officer; Ben Naccarato, Executive Vice President (“EVP”) and Chief Financial Officer; Dr. Louis Centofanti, EVP of Strategic Initiatives; Richard Grondin, EVP of Hanford and International Waste Operations, has an employment agreement dated April 20, 2023, the material terms of which have been previously reported on Item 5.02 of the Company’s Form 8-K dated April 20, 2023, incorporated here by reference. Additionally, Troy Eshleman, Chief Operating Officer, has an employment agreement dated April 17, 2025, the material terms of which have been previously reported on Item 5.02 of the Company’s Form 8-K dated April 17, 2025, incorporated herein by reference (each referenced employment agreement is referred to individually as an “Employment Agreement” and, collectively, as the “Employment Agreements”). Each of the Employment Agreements provides that such agreement will automatically be extended for one additional year on April 20, 2026, unless at least six months prior to April 20, 2026, the Company or the executive officer provides written notice to the other not to extend the terms of the Employment Agreement.

On September 29, 2025, the Company’s Compensation and Stock Option Committee (the “Committee”), on behalf of the Company and its Board of Directors (the “Board”), notified each of the executive officers that his current Employment Agreement as disclosed above will not be extended. The Committee will make recommendations to the Company’s Board as to proposed modifications to each of the Employment Agreements. It is the Company’s intention to offer new agreements to the executive officers to be effective April 21, 2026.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.02, “Employment Agreements” is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2025

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and
Chief Financial Officer

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